MONY Life Insurance Company of America

SECTION B – FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE

Name of Proposed Insured ______________________ Date of Birth ______________

PLAN INFORMATION

1. Product Name **IncentiveLife Optimizer III (IL Optimizer III)**
2. Amount of Insurance $______________________
3. Is this a Term Conversion, Rider Conversion or Purchase Option? ☐ Yes ☐ No
   (If "Yes," complete Term Policy/Rider Conversion or Purchase Option Questionnaire.)
4. Death Benefit Option ☐ Option A (Level) ☐ Option B (Face Amount and Policy Account Value)
5. Backdate to save age ☐ Yes ☐ No
   Max 6 months prior to application (3 months in OH)
   (Charges and Premiums for insurance coverage begin on the backdated Register Date.)
6. Definition of Life Insurance Test ☐ Guideline Premium Test ☐ Cash Value Accumulation Test

PREMIUM INFORMATION

7. a. Planned Periodic Premium Amount: $______________ b. Initial Premium $______________
8. Premium Mode
   a. Direct Billing (By Mail) ☐ Annually ☐ Semi-Annually ☐ Quarterly ☐ Monthly
   b. Bank Draft* ☐ Quarterly ☐ Monthly Start Date ____________ (mm/dd/yyyy) Draft on ______ day of the month
   (Voided Check Required)
   If bank account holder is not the Owner or Proposed Insured, please complete Systematic Payment Enrollment Form.
   ☐ **In lieu of voided check, use first premium check to set up Systematic Payment Plan**
   c. Salary Allotment ☐ Annually ☐ Semi-Annually ☐ Quarterly ☐ Monthly
   Unit name ____________ Unit number ____________ Register Date ____________ (mm/dd/yyyy)
   If Allotter is not Proposed Insured, provide Name ______________________ SSN/EIN/TIN ____________
   d. Single Payment Amount $______________________ (No further Premium billing will be sent.)

OPTIONAL BENEFITS/RIDERS

9.
☐ Long-Term Care Services Rider *(complete Long-Term Care Services Rider Questionnaire)*
☐ Disability Rider – Waiver of Premiums
OR
☐ Disability Rider – Waiver of Monthly Deductions
☐ Charitable Legacy Rider *(available on face amounts of $1 million and over; complete Charitable Beneficiary Information below)*
Charitable Beneficiary Information *(If more than one Charitable Beneficiary is named, the total percentage must equal 100%. If percentage shares are left blank, the shares will be deemed equal.)*

Name of Qualified Charitable Organization††	Address	501(c) Tax ID No.††† (##-#######)	% Share
1.			
2.			

☐ Liquidity Rider
☐ Children's Term Insurance Rider *(complete Children's Term Insurance Rider Questionnaire)*
Amount $______________
☐ Option to Purchase Additional Insurance Rider
Amount $______________
☐ Other ______________________

†† A qualified charitable organization is one that is exempt from federal taxation under 501(c) of the Internal Revenue Code and is Listed in Section 170(c) of the Internal Revenue Code as an authorized recipient of charitable contributions. We require that printed and dated evidence of the qualification of the charitable organization be provided with the application.
††† Contact the charitable organization directly to get its 501(c) Tax ID No.

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SECTION B – FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE

10. INITIAL ALLOCATION TO THE INVESTMENT OPTIONS[1]

Please see the Prospectus for a description of the investment objective(s) for each Investment Option.

	(Whole Percentages Only) For Premiums	(Whole Percentages Only) For Deductions
Market Stabilizer Option[2,3]	______%	______%
Guaranteed Interest Account	______%	______%
All Asset Aggressive-Alt 25	______%	______%
All Asset Growth-Alt 20	______%	______%
All Asset Moderate Growth-Alt 15	______%	______%
American Century VP Mid Cap Value	______%	______%
American Funds Insurance Series® Global Small Capitalization℠	______%	______%
American Funds Insurance Series® New World®	______%	______%
AXA 400 Managed Volatility	______%	______%
AXA 500 Managed Volatility	______%	______%
AXA 2000 Managed Volatility	______%	______%
AXA/AB Small Cap Growth	______%	______%
AXA Balanced Strategy	______%	______%
AXA Conservative Growth Strategy	______%	______%
AXA Conservative Strategy	______%	______%
AXA Global Equity Managed Volatility	______%	______%
AXA Growth Strategy	______%	______%
AXA International Core Managed Volatility	______%	______%
AXA International Managed Volatility	______%	______%
AXA International Value Managed Volatility	______%	______%
AXA Large Cap Core Managed Volatility	______%	______%
AXA Large Cap Growth Managed Volatility	______%	______%
AXA Large Cap Value Managed Volatility	______%	______%
AXA/Loomis Sayles Growth	______%	______%
AXA Mid Cap Value Managed Volatility	______%	______%
AXA Moderate Growth Strategy	______%	______%
Charter℠ Multi-Sector Bond	______%	______%
Charter℠ Small Cap Growth	______%	______%
Charter℠ Small Cap Value	______%	______%
EQ/BlackRock Basic Value Equity	______%	______%
EQ/Boston Advisors Equity Income	______%	______%
EQ/Calvert Socially Responsible	______%	______%
EQ/Capital Guardian Research	______%	______%
EQ/Common Stock Index	______%	______%
EQ/Core Bond Index	______%	______%
EQ/Equity 500 Index	______%	______%
EQ/GAMCO Mergers and Acquisitions	______%	______%
EQ/GAMCO Small Company Value	______%	______%
EQ/Global Bond PLUS	______%	______%
EQ/Intermediate Government Bond	______%	______%
EQ/International Equity Index	______%	______%
EQ/Invesco Comstock	______%	______%
EQ/JPMorgan Value Opportunities	______%	______%
EQ/Large Cap Growth Index	______%	______%
EQ/Large Cap Value Index	______%	______%

	(Whole Percentages Only) For Premiums	(Whole Percentages Only) For Deductions
EQ/MFS International Growth	______%	______%
EQ/Mid Cap Index	______%	______%
EQ/Money Market	______%	______%
EQ/Morgan Stanley Mid Cap Growth	______%	______%
EQ/PIMCO Ultra Short Bond	______%	______%
EQ/Quality Bond PLUS	______%	______%
EQ/Small Company Index	______%	______%
EQ/T. Rowe Price Growth Stock	______%	______%
EQ/UBS Growth and Income	______%	______%
EQ/Wells Fargo Omega Growth	______%	______%
Fidelity VIP Contrafund	______%	______%
Fidelity VIP Growth & Income	______%	______%
Fidelity VIP Mid Cap	______%	______%
Franklin Mutual Shares VIP	______%	______%
Franklin Rising Dividends VIP	______%	______%
Franklin Small Cap Value VIP	______%	______%
Franklin Strategic Income VIP	______%	______%
Goldman Sachs VIT Mid Cap Value	______%	______%
Invesco V.I. Global Real Estate	______%	______%
Invesco V.I. International Growth	______%	______%
Invesco V.I. Mid Cap Core Equity	______%	______%
Invesco V.I. Small Cap Equity	______%	______%
Ivy Funds VIP Energy	______%	______%
Ivy Funds VIP High Income	______%	______%
Ivy Funds VIP Mid Cap Growth	______%	______%
Ivy Funds VIP Science and Technology	______%	______%
Ivy Funds VIP Small Cap Growth	______%	______%
Lazard Retirement Emerging Markets Equity	______%	______%
MFS International Value	______%	______%
MFS Investors Trust Series	______%	______%
MFS Massachusetts Investors Growth Stock Portfolio	______%	______%
Multimanager Aggressive Equity	______%	______%
Multimanager Core Bond	______%	______%
Multimanager Mid Cap Growth	______%	______%
Multimanager Mid Cap Value	______%	______%
Multimanager Technology	______%	______%
PIMCO VIT CommodityRealReturn Strategy	______%	______%
PIMCO VIT Real Return	______%	______%
PIMCO VIT Total Return	______%	______%
Target 2025 Allocation	______%	______%
Target 2035 Allocation	______%	______%
Target 2045 Allocation	______%	______%
Target 2055 Allocation	______%	______%
T. Rowe Price Equity Income II	______%	______%
Templeton Developing Markets VIP	______%	______%
Templeton Global Bond VIP	______%	______%
Templeton Growth VIP	______%	______%
Van Eck VIP Global Hard Assets	______%	______%
TOTAL	**100%**	**100%**

[1,2,3] please see next page for important information

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SECTION B – FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE

INVESTMENT OPTIONS

1 The ‘‘Investment Start Date’’ is the business day your investment first begins to earn a return for you, as described below, and is generally the later of: (1) the business day we receive the minimum initial premium at our Administrative Office; and (2) the Register Date of your policy.

Your Policy Account will be allocated according to the above percentages as of the Investment Start Date.

Any payments we receive prior to your Investment Start Date will be held in a non-interest bearing account until your Investment Start Date.

2 If you elect the Market Stabilizer Option, the portion of your Policy Account, per the above premium percentage for such option, will be allocated as stated above.

Such portion of your Policy Account will be allocated to the Market Stabilizer Option Holding Account and held for 20 calendar days. If the policy is issued as a result of a replacement, such portion of your Policy Account will be allocated to the Market Stabilizer Option Holding Account and held for 30 calendar days (45 calendar days in PA). However, if we have not received all necessary requirements for your policy as of the Issue Date, the period of time during which amounts will remain in the Market Stabilizer Option Holding Account will begin on the date we receive, at our Administrative Office, all necessary requirements to put the policy in force. Thereafter, such amount will be transferred to the Market Stabilizer Option at the next available Segment Start Date, provided that the conditions specified in the rider and the Prospectus are met.

3 Any percentages specified for deductions for the Market Stabilizer Option will apply only to the Market Stabilizer Option Holding

Account prior to a Segment Start Date.

ALLOCATIONS IF THE MARKET

STABILIZER OPTION IS ELECTED

11.

Market Stabilizer Option (Variable Indexed Option Rider)

Specified Growth Cap Rate % (indicate a Growth Cap Rate between 6% and 10% in whole percentages only)

If the Growth Cap Rate MONY Life Insurance Company of America sets on a given Segment Start Date is less than the rate you specify, any Policy Account Value you have in the Market Stabilizer Option Holding Account will not be transferred into that Segment. If you do not indicate a Specified Growth Cap Rate, the Specified Growth Cap Rate will be set to 6%, the guaranteed minimum Growth Cap Rate, and funds will transfer into a new Segment on all available Segment Start Dates, provided the conditions specified in the rider and Prospectus are met.

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SECTION B – FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE

TRANSFERS FROM THE VARIABLE INVESTMENT

OPTIONS TO SUPPLEMENT THE UNLOANED

GUARANTEED INTEREST ACCOUNT (GIA)

If you elect the Market Stabilizer Option, monthly deductions will be allocated 100% to the unloaned GIA on a Segment Start Date. If the unloaned GIA is not sufficient to cover such monthly deductions for the longest Segment Term, funds will be transferred pro-rata from amounts in the Variable Investment Options, including the Market Stabilizer Option Holding Account, to the unloaned GIA to supplement any remaining monthly deductions. You may also specify deduction percentages below for transferring amounts from the Variable Investment Options to supplement the unloaned GIA.

12.

Check here if you wish transfers to be made pro-rata from amounts in all available Variable Investment Options, including the

Market Stabilizer Option Holding Account, to supplement the unloaned GIA. If this box is not checked, please specify below the Variable Investment Options from which amounts should be transferred to supplement the unloaned GIA.

Variable Investment Options to Transfer from (complete only if 12. is not checked): Percentage (whole percentages only): % % % % % %

%

TOTAL 100%

SEGMENT MATURITY ALLOCATION

Each Segment of the Market Stabilizer Option has a Segment Maturity Date, which is approximately one year following a Segment Start Date. You may specify the investment option allocation percentages for the rollover of the Segment Maturity Value.

13.

Check here if you wish to rollover your Market Stabilizer Option Segment Maturity Value to a new Segment. If this box is not checked, indicate allocations for rollover of the Segment Maturity Value below. Please note that by electing less than 100%

rollover, the total portion of your Policy Account Value allocated to the Market Stabilizer Option will continually decrease as future rollovers occur, if no other changes were made. For example, a Segment Maturity Allocation of 50% to the Market Stabilizer Option will rollover 50% of the original Market Stabilizer Option allocation in year 2 but only 25% (50% x 50%) of the original Market Stabilizer Option allocation in year 3.

Investment Options for Rollover (complete only if 13. is not checked): Percentage (whole percentages only): % % % % % % %

TOTAL 100%

SUITABILITY

14.

a. Have you, the Proposed Insured(s) and the Owner, if other than the Proposed Insured(s), received:

(1) the most current prospectus, and supplement(s) if applicable, for the policy(ies) applied for?

Yes

No

(2) the most current prospectus, and supplement(s) if applicable, for the designated investment company(ies)?

Yes

No

b. Do you understand that (i) policy values reflect certain deductions and charges, and may increase or decrease depending on credited interest for the Guaranteed Interest Account and/or the investment experience of Separate

Account Funds and (ii) the cash value may be subject to a surrender charge, if any, upon policy surrender, lapse or face amount reduction?

Yes

No

c. With this in mind, is (are) the policy(ies) in accord with your insurance and long-term investment objectives and anticipated financial needs?

Yes

No

d. Disclosures and Consent for Delivery of Initial Prospectus on CD-Rom for MONY Life Insurance Company of America’s and its affiliates’ Variable Life products.

By checking the box you acknowledge that you received the initial prospectus on computer readable compact disk ‘‘CD,’’ if available for the product chosen, and that you are able to access the CD information. In order to retain the prospectus indefinitely, you must print it. You understand that you may request a prospectus in paper format at any time by calling Customer Service at 1-877-222-2144, and that all subsequent prospectus updates and supplements will be provided to you in paper format, unless you enroll in our electronic delivery service.

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SECTION B – FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE

AUTOMATIC TRANSFER SERVICE

15. Note: Not available if you elect the Asset Rebalancing Service.

The Automatic Transfer service enables you to make automatic monthly transfers from the EQ/Money Market Investment Option to other variable investment options that you select. A minimum of $5,000 must be allocated to the EQ/Money Market Investment Option. Up to 8 investment options can receive the monthly automatic transfer. Each transfer must be at least $50. The automatic transfer is effective on the second monthly anniversary and will continue until the amount allocated to the EQ/Money Market Investment Option is depleted. The Guaranteed Interest Account is not an available investment option with the Automatic Transfer Service.

Investment Options to Receive Transfer: Dollar Amount: $

$

$

$

$

$

$

$

I (We), have read the detailed description of the Automatic Transfer Service in the prospectus. My (Our) instructions will remain in effect until (a) insufficient funds are available to process transfers, (b) I (we) provide new written instructions or (c) the Automatic Transfer

Service otherwise terminates as described in the prospectus. I (We) understand that use of the Automatic Transfer Service does not guarantee a profit and will not protect against loss in a declining market.

ASSET REBALANCING SERVICE

16. Note: Not available if you elect the Automatic Transfer Service.

Neither the Guaranteed Interest Account nor the Market Stabilizer Option are available for Asset Rebalancing. Your allocation among the investment options will be periodically re-adjusted according to the percentage you indicated in Section 1 and the frequency you choose below. Asset allocation percentages of 2% or more (in whole percentages) may be specified for all variable investment options up to a maximum of 50 options. Generally, Asset Rebalancing will start 12, 6 or 3 months after the register date, depending on the length of the period you choose.

Annually

Semi-annually

Quarterly

I (We), have read the detailed description of the Asset Rebalancing Service in the prospectus. My (Our) instructions will remain in effect until (a) I (we) provide new written instructions or (b) Asset Rebalancing otherwise terminates as described in the prospectus. I (We) understand that the use of the Asset Rebalancing Service does not guarantee a profit and will not protect against loss in a declining market.

I (WE) UNDERSTAND THAT THE POLICY VALUES AND THE DEATH BENEFIT MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE VARIABLE SUBACCOUNTS (SUBJECT TO ANY SPECIFIED MINIMUM GUARANTEES).

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